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EXHIBIT 99.1

                                                    [ ] 25220 Hancock Avenue
                                                        Suite 240
[SWENSON ADVISORS LOGO]                                 Murrieta, CA 92562
                                                        Tel: 951-445-4700
                                                             800-783-3289
                                                        Fax: 951-445-4701

                                                    [X] 600 B Street, Suite 2120
                                                        San Diego, CA 92101
                                                        Tel: 619-237-3400
    WORLDWIDE SERVICES THROUGH                               888-757-8606
    INTEGRA*INTERNATIONAL                               Fax: 619-237-3401



         November 17, 2008


         Audit Committee of I/OMagic Corporation
         I/OMagic Corporation
         4 Marconi
         Irvine, CA 92618

         Dear Members of the Audit Committee:

         We have received the Report on Internal Investigation dated October 22, 2008 (the "Report") from I/OMagic Corporation's (the "Company") Audit Committee. The investigation concerned the civil judgment against the Company's Chief Financial Officer, Thomas L. Gruber, for breach of contract and deceit and fraud in the inducement, resulting from a trial on June 18, 2007, and the lack of disclosure of the judgment to the Company's Audit Committee or to its independent public accountants, Swenson Advisors, LLP. The allegations underlying the lawsuit and judgment stemmed from false or misleading statements and/or omissions in connection with a securities transaction. The Report concluded, among other things, that Mr. Gruber's actions and/or inactions have resulted in an overall lack of confidence in his abilities and his veracity and a lack of confidence in the Company's financial statements. The Audit Committee also recommended that Mr. Gruber be asked to resign.

         Based upon the Report and the underlying facts, we have concluded that our audit reports dated July 9, 2007 and March 31, 2008, related to the previously issued financial statements for the years ended December 31, 2006 and 2007, respectively, should no longer be relied upon. In addition, our completed interim reviews related to the previously issued financial statements for the periods ended March 31, 2007, June 30, 2007, September, 31, 2007 and March 31, 2008, should no longer be relied upon.


         /s/ Swenson Advisors, LLP

         Swenson Advisors, LLP
         San Diego, California
















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